Exhibit 10.165

[GRAPHIC]	LaSalle Bank N.A. 540 West Madison Street Suite 2132 Chicago, IL 60661-2591 (312) 992-5816 (312) 992-5842 Fax: (312) 992-5847 Derivatives Confirmations

CONFIRMATION

Date:	December 14, 2007

To:	INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. (Jointly & Severally (“Party B”) 2901 Butterfield Road Oak Brook, IL 60523

	Attn:	Gary Pechter
	Fax:	630-218-4900
	Phone:	630-645-2084

From:	LASALLE BANK NATIONAL ASSOCIATION (“Party A”) 540 West Madison, Suite 2132 Chicago, IL 60661

Fax: (312) 992-5847

Re: Swap Transaction [No. INF 32005/48799]

Ladies/Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the “Swap Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (“ISDA”)), without regard to subsequent amendments or revisions thereto, are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions of this Confirmation, this Confirmation will govern. Party A and Party B represent and warrant to the other that (i) it is duly authorized to enter into this Swap Transaction and to perform its obligations hereunder and (ii) the person executing this Confirmation is duly authorized to execute and deliver it.

1. This Confirmation supplements, forms a part of, and is subject to, the 1992 the ISDA Master Agreement in the form published by ISDA (Local Currency—Single Jurisdiction) (the “Agreement”) as if you and we had executed the Agreement (but without any Schedule thereto). The Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine and the parties shall be deemed to have elected Market Quotation and Second Method as the payment measure and payment method, respectively, under the Agreement. This letter agreement shall constitute a Confirmation under the Agreement. In addition, you and we agree to use our best efforts to promptly negotiate, execute, and deliver an ISDA Master Agreement (as published by ISDA) including a Schedule thereto (a “Full ISDA Agreement”). It shall constitute an Additional Termination Event under the Agreement if a Full ISDA Agreement is not fully executed and delivered by both parties by the 45th day after the Trade Date. In connection with such Additional Termination Event, you shall be deemed the Affected Party. Upon execution and delivery by both parties of a Full ISDA Agreement, this letter agreement shall constitute a Confirmation thereunder and the Agreement (including the Additional Termination Event referred to in this paragraph) shall be deemed terminated.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 281,168,046.00

Trade Date:	December 14, 2007

Effective Date:	December 18, 2007

Termination Date:	December 10, 2008

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate:	4.32%

Fixed Rate
Payer Payment Date:	The last day of each month commencing on December 31, 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate
Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate
Payer Payment Date:	The last day of each month commencing on December 31, 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Initial Floating Rate:	4.99625%

Spread:	None

Floating Rate
Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Method of Averaging:	Inapplicable

Compounding:	Inapplicable

Business Days:	New York and London

Calculation Agent:	Party A

3.                          Offices:

(a)                     The Office of the Fixed Rate Payer for this Swap Transaction is Oak Brook, IL.

(b)                    The Office of the Floating Rate Payer for this Swap Transaction is Chicago, IL.

4.                        Account Details:

Payments to Party A:

LASALLE BANK NATIONAL ASSOCIATION, ABA #0710-0050-5, A/C 2090102-9030, Attn: Derivative Operations

Payments to Party B:

Please Advise

5.                        Other Provisions:

Assignment:	This Swap Transaction may be assigned only with prior written consent

Netting:	The parties hereto hereby agree that subparagraph (ii) of Part 2(c) of the Agreement shall not apply to any Swap Transaction

6.                        Joint and Several Liability:

(a)       Joint and Several Liability. Except to the extent otherwise provided in this Part 6, (a) the term “Party B” shall mean INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. and each of them shall be jointly and severally obligated hereunder and (b) the term “party” shall mean INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. and each of them unless such term is being used to refer to Party A. An action to enforce this Confirmation may be brought by Party A solely against INLAND AMERICAN ST PORTFOLIO, L.L.C. or INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. without any requirement of joinder of the other of INLAND AMERICAN ST PORTFOLIO, L.L.C. or INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. in such action. This Swap Transaction entered into hereunder shall be between Party A on the one hand, INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. collectively as Party B on the other hand.

(b)       Party A’s Obligations Joint and Not Several. Party A’s obligations under this Confirmation shall be to INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. jointly and not severally.

(c)       Receipt of Payments. Amounts received by Party A on any Payment Date pursuant to Section 2 of the Agreement or in respect of payments due under Section 6 of the Agreement from Party A to INLAND AMERICAN ST PORTFOLIO, L.L.C. or INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. shall be applied by Party A to amounts then due hereunder from INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. collectively as Party B.

(d)       Events of Default, Termination Events and Early Termination Dates. Any Event of Default with respect to INLAND AMERICAN ST PORTFOLIO, L.L.C. or INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. and any Termination Event with respect to INLAND AMERICAN ST PORTFOLIO, L.L.C. or INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. shall be deemed an Event of Default or Termination Event, as the case may be, with respect INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. collectively as Party B and INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. collectively, shall be deemed to be the Defaulting Party, an Affected Party, or a Burdened Party, as the case may be. The designation of an Early Termination Date under the Agreement with respect to INLAND AMERICAN ST PORTFOLIO, L.L.C. or INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. shall be deemed the designation of an Early Termination Date with respect to INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. collectively as Party B. Provisions regarding “two Affected Parties” in Section 6 of the Agreement shall be deemed to apply in the instance of one Affected Party being Party A and the other Affected Party being INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. collectively as Party B. In no event shall INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. have the right to designate an Early Termination Date on the basis of an occurrence of an Event of Default with respect to either one of them as the Defaulting Party or on the basis of the occurrence of a Termination Event unless such Termination Event is an Illegality or unless Party B is the Burdended Party (and not an Affected Party) with respect to a Tax Event Upon Merger, an Affected Party with respect to a Tax Event or the party which is not the Affected Party in the case of a Credit Event Upon Merger. The designation of an Early Termination Date by INLAND AMERICAN ST PORTFOLIO, L.L.C. or INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. shall constitute the designation of an Early Termination Date by INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C. collectively as Party B.

7.         IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person that opens an account.

When you open an account, we will ask for the business full legal name, street address, and tax identification number and other information that will assist us in identifying the business. We may also ask for other identifying information such as your date of birth and a copy of your driver’s license.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within ten (10) Business Days by either (i) returning via facsimile an executed copy of this Confirmation to the attention of Derivative Client Services (fax number: (312) 992-5847 and phone number: (312) 992-5844), or (ii) sending a facsimile to the attention of Derivative Client Services substantially to the following effect: “We acknowledge receipt of your fax dated December 14, 2007 with respect to a Swap Transaction between Party B and Party A with an Effective Date of December 18, 2007 and a Termination Date of December 10, 2008 and confirm that such fax correctly sets forth the terms of our agreement relating to the Swap Transaction described therein. Very truly yours,                                           , by (specify name and title of authorized officer).” Failure to respond within such period shall not affect the validity or enforceability of this Swap Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours sincerely,

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Lily Levin	By:	/s/ James M. Jarosz

Name:	LILY LEVIN	Name:	JAMES M. JAROSZ

Title:	VICE PRESIDENT	Title:	VICE PRESIDENT

(Signature page follows)

Confirmed as of the date first written:

INLAND AMERICAN ST PORTFOLIO, L.L.C.

By:	Inland American Real Estate Trust, Inc.,
its sole member

By:	/s/ Marcia Grant
Name:	Marcia Grant

Title:	Assistant Secretary

INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C.

By:	Inland American Real Estate Trust, Inc.,
its sole member

By:	/s/ Marcia Grant
Name:	Marcia Grant

Title:	Assistant Secretary